SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2002

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 16, 2002, pursuant to the Underwriting Agreement dated as of July 8, 2002, entered into between Northern States Power Company, a Minnesota corporation, (the “Company”) and the several underwriters named in Schedule II thereto (the “Underwriters”), the Underwriters notified the Company of its intent to exercise its overallotment option to purchase an additional $10,000,000 in aggregate principal amount of the Company’s 8.00% Notes, Series due 2042.

Item 7. Financial Statements and Exhibits.

Exhibits

8.01	Tax Opinion of Jones, Day, Reavis & Pogue, dated July 17, 2002.

23.01	Consent of Jones, Day, Reavis & Pogue. (Included as part of Exhibit 8.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Northern States Power Company
(a Minnesota Corporation)

By: /s/ Edward J. McIntyre Name: Edward J. McIntyre Title: Vice President and Chief Financial Officer

Dated: July 17, 2002

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